VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY


                                   Please check that your address details on the
                                   attached  certificate  are correct.  If there
                                   are  any  errors  or  if  you  move  to a new
Mr A Sample                        address,    please   indicate   the   correct
Mr B Sample                        information  on the back of this  counterfoil
Mr C Sample                        and send it to our Registrar. Do not send the
Mr D Sample                        certificate with the address slip.
1 Print Row
Redland                            Please do not detach this counterfoil  unless
BRISTOL                            you want to notify the  Registrar of a change
BS98 5XY                           to your address details.




Reference No.      Transfer No.       Certificate No.           Number of Shares



                            [VODAFONE AIRTOUCH LOGO]

                         ORDINARY SHARES OF US$0.10 EACH
                    VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY
           (Registered under the Companies Act of 1985 Number 1633679)

Mr A Sample
Mr B Sample
Mr C Sample
Mr D Sample
1 Print Row
Redland
BRISTOL
BS98 5XY

This is to Certify that the above-named is/are the Registered Holder(s) of ______ Ordinary Shares of US$0.10 each, fully paid, in Vodafone AirTouch Public Limited Company subject to the Memorandum and Articles of Association of the Company. Given under the signatures of a Director and the Company Secretary on [Date]



                             DIRECTOR                COMPANY SECRETARY

No transfer of any of the above Shares can be registered unless accompanied by this certificate.
Registrar: Computershare Services PLC, P.O. Box No. 82, Caxton House, Redcliffe Way, Bristol BS99 7NH.

[reverse side of Certificate]


                        CHANGE OF ADDRESS/AMENDED DETAILS
    If your address is not shown correctly on the attached certificate, or if you change your address, please let us know by filling in the form below to show the correct details, sign it and return it to our Registrar at Computershare Services PLC whose address is shown
                    at the foot of the certificate overleaf.

Please use BLOCK CAPITALS

Full Name(s)_________________________     New Address__________________________

_____________________________________     _____________________________________

                                          _____________________________________

Old Address__________________________     Postcode_____________________________

_____________________________________

_____________________________________     Signature(s)_________________________

Postcode_____________________________     Date_________________________________


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